                                EXHIBIT (4)(d)(4)

                              FORM OF GMIB II RIDER

                          Home Office:              Transamerica Occidental Life
[LOGO APPEARS HERE]       4333 Edgewood Road NE     Insurance Company
                          Cedar Rapids, IA 52499
                          A Stock Company

                     Guaranteed Minimum Income Benefit Rider

This rider provides your variable annuity with a Minimum Annuitization Value, which can only be used with the Annuity Factors shown in Schedule I of this rider. The Minimum Annuitization Value is guaranteed by us, regardless of the performance of the variable annuity's investments.

This rider is attached to and made part of your variable annuity Contract as of the Rider Date. This rider may only be terminated as provided herein. This rider is subject to all of the provisions in the Contract that do not conflict with the provisions of this rider. The Rider Payment Options provide for variable annuity payments. Subsequent payments may fluctuate with the investment performance of your Subaccounts. If you elect the Guaranteed Minimum Payment Option on the Election Date, subsequent payments will never be less than the initial payment. However, if you do not elect the Guaranteed Minimum Payment Option, subsequent payments may be less than your initial payment.

Contract Number:                                      [123456]             Last Date to Upgrade:            [12-15-2041]

Rider Date:                                           [12-15-1999]

Annual Growth Rate:                                   [3.00%]              Guaranteed Minimum Income Benefit:
Rider Fee Percentage:                                 [0.75%]              First Date to Elect Benefit:     [12-15-2006]
Guaranteed Minimum Payment Option Fee:                [2.25%]              Last Date to Elect Benefit:      [12-15-2058]

The Mortality and Expense Risk Fee and Administrative Charge after the Election Date will be the sum of the "Mortality and Expense Risk Fee and Administrative Charge effective after the Annuity Commencement Date shown on the Policy Specification Page", plus an additional Mortality and Expense Risk Fee and Administrative Charge, called the Guaranteed Minimum Payment Option Fee, shown above.

----------------------------------------------------------------------------------------------------------------------
Rider Date                 Age               Minimum Annuitization Value*       Guaranteed Minimum Monthly Payment**
----------------------------------------------------------------------------------------------------------------------
12/15/1999                 35                        $100,000.00                                 N/A
----------------------------------------------------------------------------------------------------------------------
Election Date
----------------------------------------------------------------------------------------------------------------------
12/15/2006                 42                        $ 122,987.39                             $ 419.39
12/15/2007                 43                        $ 126,677.01                             $ 437.04
12/15/2008                 44                        $ 130,477.32                             $ 455.37
12/15/2009                 45                        $ 134,391.64                             $ 475.75
12/15/2010                 46                        $ 138,423.39                             $ 496.94
12/15/2011                 47                        $ 142,576.09                             $ 518.98
12/15/2012                 48                        $ 146,853.37                             $ 541.89
12/15/2013                 49                        $ 151,258.97                             $ 565.71
12/15/2014                 50                        $ 155,796.74                             $ 592.03
12/15/2015                 51                        $ 160,470.64                             $ 619.42
----------------------------------------------------------------------------------------------------------------------

*Assumes payment of one premium on the Rider Date (and no withdrawals or additional premiums thereafter), no premium tax, and no growth in your Account Value. This amount may only be used for annuitization with the Rider Payment Options provided in this rider.

**Assumes the Minimum Annuitization Value shown is applied to a life with 10 year certain Rider Payment Option with monthly payments and that the Guaranteed Minimum Payment Option is elected.

DEFINITIONS

Annuitant:
         The Annuitant is designated on the Contract Specifications Page. The variable annuity payments are paid to the Annuitant (or surviving Joint Annuitant).

Annuity Factor:
         A factor for the applicable Annuitant age, sex and Rider Payment Option shown in Schedule I or Schedule II of this rider. For the Rider Payment Option chosen, the Annuity Factor from Schedule I and the Minimum Annuitization Value will be used to determine the applicable annuity payments. Factors not shown are available from us upon request.
         Schedule I and Schedule II are based on the "Annuity 2000" (male, female, and unisex if required by law) mortality table projected for improvement using projection scale G. The "Annuity 2000" mortality rates are adjusted based on improvements in mortality since 2000 to more appropriately reflect increased longevity. This is accomplished using a set of improvement factors referred to as projection scale G.

Election Date:
         The date we receive in our Home Office all information necessary for you to elect to begin receiving Guaranteed Minimum Income Benefit payments. The Election Date must be within 30 days following a Rider Anniversary. The first and last dates to elect a Rider Payment Option are shown on page one of this rider.

Guaranteed Minimum Payment Option:
         An elective option on the Election Date which, for a higher Mortality and Expense Risk Charge and Administrative Expense Charge, will guarantee that subsequent variable annuity payments will never be less than the initial variable annuity payment.

Minimum Annuitization Value:
         The amount we will use to determine the Guaranteed Minimum Income Benefit payments.

Rider Anniversary:
         The same month and day as the Rider Date in each Calendar Year after the Calendar Year in which the Rider Date occurs.

Rider Date:
         The date that this rider is added to the Contract or the date you most recently elected to upgrade the Minimum Annuitization Value, if applicable. This date must be within 30 days following the issue date of the Contract or a Rider Anniversary.

Supportable Payment
         The Supportable Payment is equal to the number of variable annuity units in the selected Subaccounts multiplied by the variable annuity unit values in those Subaccounts on the date the payment is made.

GUARANTEED MINIMUM INCOME BENEFIT

On the Election Date, you may use the Minimum Annuitization Value and the applicable Schedule I Annuity Factor to provide variable payments to the Annuitant. The first variable payment is determined by multiplying each $1,000 of Minimum Annuitization Value by the Annuity Factor on Schedule I. Each subsequent payment will be calculated as described in the Contract.

For subsequent payments, a Mortality and Expense Risk Charge and Administrative Expense Charge will be charged. This fee may be different than the Mortality and Expense Risk Charge and Administrative Expense Charge in effect for your deferred annuity contract prior to the Election Date. It will be equal to the "Mortality and Expense Risk Fee and Administrative Charge effective after the Annuity Date" shown on the Contract Specification Page, plus an additional Mortality and Expense Risk Fee and Administrative Charge if the Guaranteed Minimum Payment Option is elected. The Guaranteed Payment Option Fee is shown on page one of this rider.

The subsequent payments may fluctuate in accordance with the investment performance of your annuity Subaccounts. If you elect the Guaranteed Minimum Payment Option, such payments will never be less than the initial payment. However, if you choose not to elect the Guaranteed Minimum Payment Option, such payments may be less than the initial payment.

MINIMUM ANNUITIZATION VALUE

The Minimum Annuitization Value is used to determine your Guaranteed Minimum Income Benefit payments.

The Minimum Annuitization Value on the Rider Date is equal to the Account Value. Thereafter, the Minimum Annuitization Value will equal the greater of (1) and
(2):

     (1) The Minimum Annuitization Value on the Rider Date, plus any Purchase Payments, minus any adjusted partial withdrawals (adjusted as described below) and premium taxes accumulated at the annual effective growth rate, shown on the first page of this rider, up to the earlier of:
          (i)  The Annuitant's [81st] birthday, or
          (ii) The date the Purchase Payment, less any adjusted partial withdrawals, has grown to [two] times the cumulative Purchase Payments less adjusted partial withdrawals as a result of the accumulation.
     (2) The largest Account Value on the Rider Date or any Rider [Anniversary] prior to the earlier of the annuitant's [81st] birthday, plus Purchase Payments received after this date, minus adjusted partial withdrawals taken after this date, minus premium taxes.

Furthermore, on the Election Date, if the adjusted Account Value is greater than the Minimum Annuitization Value, we will increase Your Minimum Annuitization Value to be equal to the Account Value at that time. You may only use the Minimum Annuitization Value with the Rider Payment Options in this rider. You may not use the Minimum Annuitization Value with the Annuity Payment Options listed in Your contract.

WITHDRAWALS:

In any Contract Year, withdrawals will reduce the Minimum Annuitization Value by an amount equal to (A) divided by (B) multiplied by (C) where:

     (A)  is the amount of the gross partial withdrawal;

     (B)  is the Account Value prior to the withdrawal; and

     (C)  is the Minimum Annuitization Value prior to the withdrawal.

RIDER FEE

We will deduct a fee from the Account Value on each Rider Anniversary and on the termination date of this rider. The Rider Fee is the Minimum Annuitization Value at the time the fee is deducted, multiplied by the Rider Fee Percentage shown on the first page of this rider. The fee will be deducted from each Subaccount and Fixed Account in proportion to the amount of Account Value in each account. This fee will not be deducted after the Election Date. If the date this fee is deducted for termination of this rider is a date other than a Rider Anniversary, then the fee will be prorated for the portion of the Rider Year which has passed.

MINIMUM ANNUITIZATION VALUE UPGRADE

The Contract Owner may elect, in writing, to upgrade the Minimum Annuitization Value to the Account Value. This may only be done within 30 days immediately following any Rider Anniversary prior to the Last Date to Upgrade shown on page one of this rider. This allows the Owner to increase the Minimum Annuitization Value to equal the Account Value on the new Rider Date if it is greater than the Minimum Annuitization Value.

If an upgrade is elected, this rider will terminate and a new rider available at that time will be issued with a new Rider Date and its own fees and guaranteed benefits. The features which may change include but are not limited to:

     1) a new Rider Date, which will be the date the Company receives all information necessary to process the upgrade;

     2) a new annual Rider Fee Percentage, which may be different than this rider's, but will never be greater than .75%;

     3)   the First Date to Elect Benefit; and

     4) the Annual Growth Rate, which may be different than this rider's, but will never be less than 3.0%

RIDER PAYMENT OPTIONS

The Minimum Annuitization Value and applicable Annuity Factors from Schedule I may be applied to the following payment options:

         Life Income - An election may be made for "No Period Certain" or "10 Years Certain". In the event of the death of the person receiving payments prior to the end of the chosen period certain, the remaining period certain payments will be continued to the beneficiary.

         Joint and Full Survivor - An election may be made for "No Period Certain" or "10 Years Certain". Payments will be made as long as either the Annuitant or Joint Annuitant is living. In the event of the death of both the Annuitant and the Joint Annuitant prior to the end of the chosen period certain, the remaining period certain payments will be continued to the beneficiary.

GUARANTEED MINIMUM PAYMENT OPTION

On the Election Date, the owner has the option of electing the Guaranteed Minimum Payment Option. This option stabilizes payments to remain level throughout each 12 month period following the Election Date and guarantees that subsequent payments will never be less than the initial payment. The additional annual Mortality and Expense Risk Charge and Administrative Expense Charge for the Guaranteed Minimum Payment Option is shown on page 1 of the rider. The determination of subsequent payments under the Guaranteed Minimum Payment Option is described as follows.

During the first 12 month period following the Election Date, each payment will be stabilized to equal the initial payment. On each anniversary of the Election Date, the stabilized payment will be increased or decreased (but never below the initial payment) and held level for the next 12 month period. This new stabilized payment will equal the greater of the initial payment or the Supportable Payment at that time.

If the Supportable Payment (at any payment date) is greater than the stabilized payment for that year, the excess will be used to purchase additional annuity units as described below. If the Supportable Payment (at any payment date) is less than the stabilized payment for that year, annuity units will be redeemed as described below to fund the deficiency.

Purchase/Redemption of Annuity Units:

         The number of annuity units purchased or redeemed is equal to the annuity income purchased or redeemed, respectively, divided by the annuity unit value for each respective Subaccount. Purchases and redemptions of annuity income will be allocated to each Subaccount on a proportionate basis. The amount of annuity income purchased or redeemed is the difference between the Supportable Payment and the stabilized payment, times the attained age nearest birthday annuity factors shown in Schedule II, divided by $1000.

The Company bears the risk that it will need to make payments if all annuity units have been redeemed in an attempt to maintain the stabilized payment at the initial payment level. In such an event, the Company will make all future payments equal to the initial payment.

If the Guaranteed Minimum Payment Option is not elected on the Election Date, subsequent payments will be calculated as described in your Contract. Payments will not be stabilized throughout each 12 month period following the Election Date and may be less than your initial payment.

ASSIGNMENT

Payments made under this rider may not be pledged or assigned. Payments will only be made to the Annuitant or Joint Annuitant named in the Contract.

TERMINATION

This rider will be terminated upon the earliest of:
a.   the date the Contract terminates;
b. the date you elect to apply the Account Value of the Contract to annuitize this Contract using the payment options in the Contract; and
c.   the date you elect to upgrade your Minimum Annuitization Value.

This rider cannot be terminated prior to the earliest of the above dates.

Signed for the Company at Cedar Rapids, Iowa, to be effective as of the Contract Date.

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

/s/ James W. Dederer                           /s/ Ron Wagley
---------------------------------              ---------------------------------
           SECRETARY                                        PRESIDENT

                          SCHEDULE 1 - ANNUITY FACTORS

The amounts shown in these tables are the Annuity Factors for each $1,000 of the Minimum Annuitization Value and Assume a 3% Assumed Investment Return.

---------------------------------------------------------------------
      Monthly Annuity Factor For         Monthly Annuity Factor For
     Life With No Period Certain         Life With 10 Years Certain
-------- ----------------------------- ------------------------------
 Age*      Male    Female     Unisex     Male      Female    Unisex
-------- -------- --------- ---------- --------- ---------- ---------
   50      $3.82     $3.70    $3.74      $3.80     $3.69     $3.72
   51       3.89      3.76     3.80       3.86      3.74      3.78
   52       3.95      3.81     3.86       3.92      3.80      3.84
   53       4.02      3.88     3.92       3.99      3.86      3.90
   54       4.10      3.94     3.99       4.06      3.92      3.96
   55       4.18      4.01     4.06       4.13      3.99      4.03
   56       4.26      4.08     4.14       4.21      4.06      4.10
   57       4.35      4.16     4.22       4.29      4.13      4.18
   58       4.44      4.24     4.30       4.38      4.21      4.26
   59       4.54      4.33     4.39       4.47      4.29      4.35
   60       4.64      4.42     4.49       4.57      4.38      4.44
   61       4.76      4.52     4.59       4.67      4.47      4.53
   62       4.88      4.63     4.70       4.78      4.57      4.63
   63       5.01      4.74     4.82       4.89      4.67      4.74
   64       5.15      4.86     4.94       5.01      4.78      4.85
   65       5.30      4.98     5.08       5.14      4.89      4.97
   66       5.46      5.12     5.22       5.27      5.02      5.09
   67       5.63      5.27     5.37       5.41      5.14      5.22
   68       5.81      5.42     5.54       5.55      5.28      5.36
   69       6.00      5.59     5.71       5.70      5.42      5.51
   70       6.21      5.78     5.90       5.86      5.58      5.66
   71       6.43      5.97     6.11       6.02      5.74      5.82
   72       6.66      6.19     6.33       6.18      5.90      5.99
   73       6.91      6.42     6.56       6.35      6.08      6.16
   74       7.18      6.67     6.82       6.53      6.26      6.34
   75       7.46      6.94     7.09       6.70      6.45      6.53
   76       7.77      7.23     7.39       6.88      6.65      6.72
   77       8.10      7.55     7.71       7.07      6.85      6.91
   78       8.45      7.89     8.05       7.25      7.05      7.11
   79       8.83      8.26     8.43       7.43      7.26      7.31
   80       9.23      8.66     8.83       7.61      7.46      7.51
   81       9.66      9.10     9.27       7.79      7.66      7.70
   82      10.13      9.57     9.74       7.97      7.86      7.89
   83      10.62     10.09    10.24       8.13      8.05      8.07
   84      11.15     10.64    10.79       8.29      8.23      8.25
   85      11.72     11.24    11.38       8.44      8.40      8.41
   86      12.32     11.89    12.02       8.59      8.56      8.56
   87      12.97     12.59    12.70       8.72      8.70      8.71
   88      13.65     13.33    13.42       8.84      8.83      8.83
   89      14.38     14.11    14.19       8.95      8.95      8.95
   90      15.16     14.94    15.00       9.06      9.05      9.05
   91      15.97     15.80    15.85       9.15      9.15      9.15
   92      16.84     16.70    16.74       9.23      9.23      9.23
   93      17.75     17.63    17.67       9.31      9.31      9.31
   94      18.72     18.60    18.64       9.37      9.37      9.37
   95      19.77     19.62    19.66       9.43      9.43      9.43
---------------------------------------------------------------------

               Monthly Annuity Factor For Joint and Full Survivor

------------------ ------------------------------------------------------------------------------------------------------------
     Age of                                                 Age of Female Annuitant*
      Male
   Annuitant*
------------------ ------------------------------------------------------------------------------------------------------------
                      15 Years        12 Years        9 Years         6 Years         3 Years      Same As Male     3 Years
                   Less Than Male  Less Than Male    Less Than    Less Than Male     Less Than                     More Than
                                                       Male                            Male                           Male
------------------ --------------- --------------- -------------- ---------------- -------------- --------------- -------------
       50              $3.06           $3.12           $3.19          $3.25            $3.31          $3.38          $3.44
       55               3.20            3.27            3.35           3.44             3.52           3.61           3.69
       60               3.37            3.47            3.57           3.68             3.79           3.91           4.02
       65               3.59            3.72            3.86           4.01             4.16           4.32           4.47
       70               3.88            4.06            4.25           4.45             4.67           4.89           5.11
------------------ --------------- --------------- -------------- ---------------- -------------- --------------- -------------

           Monthly Annuity Factor For Unisex Joint and Full Survivor
                          with 10 Year Period Certain

------------------ ------------------------------------------------------------------------------------------------------------
     Age of                                                  Age of Joint Annuitant*
      First
   Annuitant*
------------------ ------------------------------------------------------------------------------------------------------------
                      15 Years        12 Years        9 Years         6 Years         3 Years        Same As        3 Years
                     Less Than       Less Than       Less Than    Less Than First    Less Than        First        More Than
                       First           First           First                           First                         First
------------------ --------------- --------------- -------------- ---------------- -------------- --------------- -------------
       50              $3.07           $3.13           $3.19          $3.25            $3.31          $3.37          $3.43
       55               3.20            3.28            3.36           3.44             3.52           3.60           3.67
       60               3.38            3.48            3.58           3.68             3.79           3.89           4.00
       65               3.61            3.73            3.87           4.01             4.16           4.30           4.44
       70               3.90            4.07            4.26           4.46             4.66           4.86           5.05
------------------ --------------- --------------- -------------- ---------------- -------------- --------------- -------------
*Age nearest birthday
---------------------------------------------------------------------------------------------------------------------------------

Dollar amounts of monthly, quarterly, semi-annual, and annual installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

                          SCHEDULE II - ANNUITY FACTORS

The amounts shown in these tables are the Annuity for each $1,000 and assume a 5% Assumed Investment Return.

------------ ------------------------------------------ -------------------------------------------
                  Monthly Annuity Factor For Life            Monthly Annuity Factor For Life
                      With No Period Certain                      With 10 Years Certain
------------ ------------------------------------------ -------------------------------------------
   Age*          Male         Female         Unisex         Male          Female        Unisex
------------ ------------- -------------- ------------- -------------- ------------- --------------
    50           $5.07        $4.93          $4.98          $5.04          $4.92         $4.95
    51            5.13         4.99           5.03           5.09           4.96          5.00
    52            5.19         5.04           5.08           5.15           5.01          5.05
    53            5.26         5.10           5.14           5.21           5.07          5.11
    54            5.33         5.16           5.21           5.27           5.12          5.17
    55            5.40         5.22           5.27           5.34           5.18          5.23
    56            5.48         5.29           5.35           5.41           5.25          5.30
    57            5.57         5.36           5.42           5.49           5.32          5.37
    58            5.66         5.44           5.50           5.57           5.39          5.44
    59            5.75         5.52           5.59           5.66           5.47          5.52
    60            5.85         5.61           5.68           5.75           5.55          5.61
    61            5.97         5.70           5.78           5.85           5.63          5.70
    62            6.09         5.81           5.89           5.95           5.72          5.79
    63            6.21         5.91           6.00           6.06           5.82          5.89
    64            6.35         6.03           6.13           6.17           5.92          6.00
    65            6.50         6.16           6.26           6.29           6.03          6.11
    66            6.66         6.29           6.40           6.42           6.15          6.23
    67            6.83         6.43           6.55           6.55           6.27          6.36
    68            7.01         6.59           6.71           6.69           6.40          6.49
    69            7.21         6.76           6.89           6.83           6.54          6.63
    70            7.41         6.94           7.08           6.98           6.69          6.77
    71            7.63         7.14           7.28           7.13           6.84          6.93
    72            7.87         7.35           7.50           7.28           7.00          7.09
    73            8.12         7.58           7.74           7.45           7.17          7.25
    74            8.39         7.83           8.00           7.61           7.34          7.42
    75            8.68         8.11           8.28           7.78           7.52          7.60
    76            8.99         8.40           8.58           7.95           7.71          7.78
    77            9.32         8.72           8.90           8.12           7.90          7.97
    78            9.68         9.07           9.25           8.29           8.09          8.16
    79           10.06         9.45           9.63           8.47           8.29          8.34
    80           10.47         9.85          10.04           8.64           8.48          8.53
    81           10.91        10.30          10.48           8.80           8.67          8.71
    82           11.38        10.78          10.96           8.97           8.86          8.89
    83           11.88        11.30          11.47           9.12           9.04          9.06
    84           12.42        11.87          12.03           9.27           9.21          9.23
    85           12.99        12.48          12.63           9.41           9.37          9.38
    86           13.60        13.13          13.27           9.54           9.51          9.52
    87           14.26        13.84          13.96           9.67           9.65          9.65
    88           14.95        14.59          14.70           9.78           9.77          9.77
    89           15.69        15.39          15.48           9.89           9.88          9.88
    90           16.47        16.23          16.30           9.98           9.98          9.98
    91           17.29        17.10          17.16          10.07          10.07         10.07
    92           18.16        18.01          18.05          10.15          10.15         10.15
    93           19.07        18.95          18.98          10.22          10.22         10.22
    94           20.05        19.92          19.96          10.28          10.28         10.28
    95           21.09        20.94          20.99          10.34          10.33         10.33
------------ ------------- -------------- ------------- -------------- ------------- --------------

               Monthly Annuity Factor For Joint and Full Survivor

------------------ --------------------------------------------------------------------------------------------------------------
     Age of                                                  Age of Female Annuitant*
      Male
   Annuitant*
------------------ --------------------------------------------------------------------------------------------------------------
                      15 Years        12 Years        9 Years         6 Years         3 Years         Same As      3 Years More
                   Less Than Male  Less Than Male    Less Than    Less Than Male     Less Than         Male          Than Male
                                                       Male                            Male
------------------ --------------- --------------- -------------- ---------------- -------------- ---------------- --------------
       50              $4.37           $4.42           $4.46          $4.51            $4.56          $4.62            $4.67
       55               4.48            4.54            4.60           4.67             4.74           4.81             4.88
       60               4.62            4.70            4.79           4.88             4.98           5.08             5.18
       65               4.81            4.92            5.04           5.17             5.31           5.46             5.61
       70               5.07            5.23            5.40           5.59             5.79           6.00             6.22
------------------ --------------- --------------- -------------- ---------------- -------------- ---------------- --------------

            Monthly Annuity Factor For Unisex Joint and Full Survivor

------------------ --------------------------------------------------------------------------------------------------------------
     Age of                                                   Age of Joint Annuitant*
      First
   Annuitant*
------------------ --------------------------------------------------------------------------------------------------------------
                      15 Years        12 Years        9 Years         6 Years         3 Years         Same As      3 Years More
                     Less Than       Less Than       Less Than    Less Than First    Less Than         First        Than First
                       First           First           First                           First
------------------ --------------- --------------- -------------- ---------------- -------------- ---------------- --------------
       50              $4.38           $4.42           $4.47          $4.51            $4.56          $4.61            $4.66
       55               4.48            4.54            4.60           4.67             4.73           4.80             4.87
       60               4.63            4.70            4.79           4.88             4.97           5.07             5.16
       65               4.82            4.93            5.05           5.17             5.30           5.44             5.57
       70               5.09            5.24            5.41           5.59             5.78           5.97             6.16
-------------------------------------------------- -------------- ---------------- -------------- ---------------- --------------
*Age nearest birthday
---------------------------------------------------------------------------------------------------------------------------------

Dollar amounts of monthly, quarterly, semi-annual, and annual installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

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